Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 333-16559 on Form S-8, Registration Statement No. 333-67491 on Form S-8 and Registration Statement No. 333-39101 on Form S-3 of our report dated February 2, 1999, appearing in this Annual Report on Form 10-K of Cymer, Inc., for the year ended December 31, 1998 and to the reference to us under the heading "Selected Financial Data" in such Form 10-K.


DELOITTE & TOUCHE, LLP
San Diego, California
March 24, 1999